Credit Suisse Global Post-Venture Capital Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended October 31, 2002


Portfolio:               Credit Suisse Global Post-Venture Capital
Fund


Security:           LIN TV Corp. Cl. A


Date Purchased:               5/3/02


Price Per Share:         $22.00


Shares Purchased
by the Portfolio *:      8,800


Total Principal Purchased
by the Portfolio *:      $193,600


% of Offering Purchased
by the Portfolio:        0.00935%


Broker:                  Deutsche Banc Alex Brown Inc.



Member:                  CS First Boston


Portfolio:               Credit Suisse Global Post-Venture Capital
Fund


Security:           Polo Ralph Lauren Corp.


Date Purchased:               5/8/02


Price Per Share:         $26.50


Shares Purchased
by the Portfolio *:      44,100


Total Principal Purchased
by the Portfolio *:      $1,168,650


% of Offering Purchased
by the Portfolio:        0.04855%


Broker:                  Goldman Sachs and Co.



Member:                  CS First Boston


Portfolio:               Credit Suisse Global Post-Venture Capital
Fund


Security:           Regal Entertainment Group Cl. A


Date Purchased:               5/8/02


Price Per Share:         $19.00


Shares Purchased
by the Portfolio *:      33,300


Total Principal Purchased
by the Portfolio *:      $632,700


% of Offering Purchased
by the Portfolio:        0.03666%


Broker:                  Lehman Brothers Inc.



Member:                  CS First Boston


Portfolio:               Credit Suisse Global Post-Venture Capital
Fund


Security:           United Surgical Partners Inc.


Date Purchased:               10/1/02


Price Per Share:         $22.00


Shares Purchased
by the Portfolio *:      27,000


Total Principal Purchased
by the Portfolio *:      $594,000


% of Offering Purchased
by the Portfolio:        0.30000%


Broker:                  Lehman Brothers Inc.



Member:                  CS First Boston


Portfolio:               Credit Suisse Global Post-Venture Capital
Fund


Security:           Montpelier Re Holdings Ltd.


Date Purchased:               10/9/02


Price Per Share:         $20.00


Shares Purchased
by the Portfolio *:      14,200


Total Principal Purchased
by the Portfolio *:      $284,000


% of Offering Purchased
by the Portfolio:        0.14916%


Broker:                  Morgan Stanley & Co. Inc.



Member:                  CS First Boston


Portfolio:               Credit Suisse Global Post-Venture Capital
Fund


Security:           Dick's Sporting Goods


Date Purchased:               10/15/02


Price Per Share:         $12.00


Shares Purchased
by the Portfolio *:      26,300


Total Principal Purchased
by the Portfolio *:      $315,600


% of Offering Purchased
by the Portfolio:        0.36077%


Broker:                  Merrill, Lynch, Pierce, Fenner and Smith


Member:                  CS First Boston